Exhibit 99.1

Descrypto Holdings Announces Formation of Strategic Advisory

Board and Appoints Inaugural Members

West Palm Beach, FL. June 9, 2022 – Descrypto Holdings, Inc. (Descrypto” or the “Company”) (OTC: DSRO), a diversified NFT and blockchain holding company, is pleased to announce that it has formed a Strategic Advisory Board to provide guidance for Descrypto’s executive team as the Company further establishes itself as the leader in the sports and entertainment NFT and blockchain infrastructure industry.

Descrypto is proud to appoint Mr. Randall Bast and Mr. Maury Gostfrand to the Strategic Advisory Board.

Randy Bast has had a distinguished career as a market leader in technology and team building. Randy started his career at Accenture and ultimately founded Innovex Group, a technology consulting company. His clients included CBS SportsLine, Trade Station Group, and Royal Caribbean to name a few. He ultimately sold this company to Citrix Systems. Since his departure from Citrix, Randy has worked with numerous entrepreneurs as an advisor, private investor and board member to both private and public companies. Randy has also served on the boards of the University of Florida Graduate School of Business and the H. Wayne Huizenga School of Business at Nova Southeastern University.

Maury Gostfrand has had an exemplary career as a sports agent. Maury is a graduate of the University of Michigan and the University of Miami School of Law. Maury began his career working for New York-based talent agencies and ultimately started his own firm, Vision Sports Group, in 2005. Maury eventually merged his firm with The Montag Group, which in December 2021 was acquired by Wasserman, one of the world’s most preeminent sports, artists, brands and talent representation organizations. Maury continues to work with Wasserman as an Executive Vice President. Maury Gostfrand is the brother of Howard Gostfrand, CEO of Descrypto.

“I am very proud to announce these two very distinguished gentlemen have joined our Strategic Advisory Board. Randy’s start up experience and tech background is perfectly aligned with our current needs at Descrypto. Maury’s entire career has been focused on sports talent, resulting in strong and long-lasting ties throughout the sports ecosystem. We look forward to Randy’s and Maury’s innovative perspectives and guidance on future strategies and believe they will help serve as a catalyst to the Company’s efforts to scale the business and drive value for both shareholders and clients,” stated Howard Gostfrand, CEO of Descrypto.

About Descrypto Holdings, Inc.

Descrypto is a holding company focused on blockchain technology and digital assets, including the world of non-fungible tokens (NFTs) and the metaverse. Descrypto is currently focused on the sports and entertainment aspects of NFTs including building out a creative studio and NFT platform for the development of crypto art, NFT development and digital entertainment. Descrypto also intends to provide consulting and support services related to the development of decentralized autonomous organizations (“DAOs”). Through its subsidiary, OpenLocker, Descrypto is connecting fans and athletes with innovative digital collectibles and through OpenStable, which is part of the OpenLocker ecosystem, Descrypto is providing the first thoroughbred racing digital collectibles to a growing next generation of fans. In general, Descrypto is focused on delivering shareholder value by acquiring and developing high-quality companies and key personnel while increasing the value and adoption of blockchain technologies worldwide.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

For more information visit: www.descrypto.io.

Investor Contact

Howard Gostfrand, CEO

305-351-9195

hgostfrand@descrypto.io